Exhibit 99.1

Digital Turbine Reports Fiscal Third Quarter 2017 Results

Total Revenue of $22.3 Million – Mix Shift Toward O&O Revenue Led to Improved Gross Margins

O&O Revenue of $11.8 Million Increased 70% Year-Over-Year Driven by Strong Operating Metrics and New Partner Adoption

Austin, TX – February 9, 2017 – Digital Turbine, Inc. (Nasdaq: APPS), the Company empowering operators and Original Equipment Manufacturers (“OEMs”) around the globe with end-to-end mobile solutions, announced financial results for the fiscal 2017 third quarter ended December 31, 2016.

Recent Highlights:

•	The Company achieved record Operators & OEMs (“O&O”) revenue of $11.8 million, representing 70% year-over-year growth, during the December quarter. Growth was driven by a combination of improved operating metrics with legacy carrier partners, as well as the onset of more meaningful contributions from new carrier and OEM partners added during calendar 2016.

•	O&O revenue derived from the three largest U.S-based carrier partners increased 13% sequentially, driven primarily by a 25% sequential increase in the average revenue-per-slot during the December quarter.

•	The Company continues to successfully diversify its Ignite revenue sources, as evidenced by International O&O revenue growth of 70% sequentially in the December quarter. International growth, in absolute dollar terms, was most pronounced in the strategic regions of India and Latin America, which combined to contribute in excess of $1 million of O&O revenue in the December quarter.

•	GAAP gross margin increased to 15%, as compared to 14% in the fiscal second quarter of 2017; Non-GAAP gross margin increased to 24% in the fiscal third quarter of 2017, up from the 22% reported in the fiscal second quarter of 2017. Gross margin expansion is being driven by the ongoing mix shift toward the higher margin O&O business.

•	The Company announced a strategic partnership agreement with Axiata Digital, one of Asia’s largest telecommunications companies, to integrate its DT Pay direct billing platform with Axiata’s API platform, thereby enabling valued content providers access to Axiata’s approximately 300 million subscribers throughout Asia.

Digital Turbine Reports Fiscal Third Quarter Results

February 9, 2017

•	The Company had $5.7 million in cash & cash equivalents as of the quarter ended December 31, 2016.

“The December quarter was highly productive for Digital Turbine in several respects. Most importantly, I am pleased that we were able to achieve 19% sequential growth in our O&O revenues despite headwinds related to the much-publicized Samsung Note 7 recall and high-profile launch of a new phone from Google, which combined to have a negative impact on the number of devices sold with Ignite during the quarter. We witnessed another quarter of strengthening demand from advertisers, as evidenced by a higher ‘same-store’ revenue-per-slot figure both on a quarter-over-quarter and year-over-year basis. We recorded an all-time high average revenue-per-slot with our North American partners within the December quarter.”

“On the business development front, we made considerable progress toward establishing valuable new Ignite and DT Pay partnerships with several prominent carriers and OEMs around the world. We look forward to unveiling new wins that meaningfully expand our addressable market in coming months as we continue to strive to further diversify our revenue sources by partner, business model and geography.”

“I am particularly excited about our recent product development effort. Working collaboratively with our Ignite partners and advertising clients, the team at Digital Turbine has made significant progress recently enhancing our Ignite product offering with the explicit goal to make the platform more valuable to end users in the future by minimizing friction around app installs, organizing apps in a more efficient manner, balancing privacy concerns with data insights, and facilitating in-app purchases. We will provide more specific details about this extensive new product platform, which we refer to as ‘Ignite 3.0’, along with a discussion of potential new revenue streams, in the weeks and months ahead.”

“We continued to face challenges in our Advertisers & Publishers (“A&P”) business in the December quarter, as this business has been adversely affected by an underlying structural shift within the industry. We have recently taken a series of actions to stabilize A&P revenue and re-align company resources in order to right-size the business, consistent with our stated profitability objectives.”

Mr. Stone concluded, “Looking forward, I believe that Digital Turbine is ideally positioned to capitalize on a truly unique opportunity in the marketplace. We have made some significant operational progress toward the realization of this opportunity in recent months, and I expect this progress to yield meaningful financial returns in future quarters. We remain steadfastly focused on day-to-day innovation and execution as the means of accomplishing our primary objective – the formation of a sustainably profitable, and highly defensible, high-growth business model at Digital Turbine.”

Digital Turbine Reports Fiscal Third Quarter Results

February 9, 2017

Third Quarter Fiscal 2017 Financial Results

As a reminder, the Company names the components of its Advertising segment to better reflect the entities with whom it partners. Advertising is comprised of Operators & OEMs (“O&O”), which includes Ignite, Discover and other professional advertising services; and Advertisers & Publishers (“A&P”), which consists of the former “Appia Core” business. The Content business is comprised of DT Pay and Marketplace.

Revenue for the fiscal third quarter of 2017 was $22.3 million, representing a decline of 7% year-over-year and a decline of 2% sequentially. Advertising segment revenue of $16.2 million increased 7% sequentially, yet declined 7% year-over-year. Within Advertising, O&O revenue reached a record $11.8 million, representing growth of 70% year-over-year and 19% sequentially. Strength in the O&O business was attributable to Ignite growth with preexisting carrier partners, as well as the onset of revenue from newly added carrier and OEM partners. The O&O business benefited during the quarter from strong operating metrics, such as revenue-per-slot, which we believe is illustrative of the value realized by advertisers. The strength in operating metrics enabled the Company to more than offset the negative impact of the Samsung Note 7 recall and Google Pixel promotional activity during the quarter.

A&P revenue of $4.4 million declined 58% year-over-year and 17% sequentially stemming from the ongoing shift in advertiser budget allocation toward programmatic and real-time-bidding (“RTB”) systems away from legacy business development deals. While the Company made some early progress with its own pivot to RTB and expects its uniquely valuable dataset to represent a strategic advantage in this business over time, the Company has made the strategic decision to pause RTB investment at this time in order to prioritize near-term profitability. The Company has also enacted a plan to more efficiently re-align resources and right-size the A&P business to achieve profitability at a lower revenue level going forward.

Content revenue of $6.1 million declined 9% year-over-year and 20% sequentially. The decline in the Content business primarily stems from revisions to the opt-in policies at our largest DT Pay partner in Australia. The Company anticipates that this impact has now been fully realized and has recently witnessed a resumption in growth in its DT Pay business in Australia. Additionally, new implementations in India, Singapore and the Philippines have begun to more meaningfully ramp.

GAAP gross margin was 15% for the fiscal third quarter of fiscal 2017, modestly above the 14% GAAP gross margin for the fiscal second quarter of 2017. Non-GAAP adjusted gross margin was 24% for the fiscal third quarter of 2017, as compared to 22% for the fiscal second quarter of 2017. The increase in GAAP and non-GAAP gross margin, despite a sequential decline in total revenue, was driven by a richer business mix during the quarter, driven by strong growth in our higher-margin O&O business. The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations and Comprehensive Loss below.

Net loss for the third quarter of fiscal 2017 was $2.6 million, or ($0.04) per share, as compared to the net loss for the fiscal second quarter of 2017 of $7.3 million, or ($0.11) per share.

Digital Turbine Reports Fiscal Third Quarter Results

February 9, 2017

Non-GAAP adjusted EBITDA loss for the third quarter of fiscal 2017 was $2.1 million, as compared to a Non-GAAP adjusted EBITDA loss of $3.0 million for the fiscal second quarter. Please see ‘Use of Non-GAAP Measures’ at the end of this press release for the definition of adjusted EBITDA and a reconciliation to GAAP net loss.

About Digital Turbine, Inc.

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, device OEMs, app advertisers and publishers, that enable efficient user acquisition, app management and monetization opportunities. The company's products include Ignite™, a mobile device management solution with targeted app distribution capabilities, Discover™, a customized user experience and app discovery tool, Marketplace™, an application and content store, and Pay™, a content management and mobile payment solution. Digital Turbine Media encompasses a leading independent user acquisition network as well as an advertiser solution for unique and exclusive carrier inventory. Digital Turbine has delivered more than 150 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine's solutions each month across more than 20 global operators. The company is headquartered in Austin, Texas, with global offices in Durham, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com or connect with Digital Turbine on Twitter at @DigitalTurbine.

www.digitalturbine.com

Conference Call

Management will host a conference call today at 8:00 a.m. ET to discuss its third quarter financial results and provide operational updates on existing business, as well as newly announced carrier initiatives. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through February 16, 2016. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10100485.

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted gross profit, non-GAAP gross margin and non-GAAP adjusted EBITDA. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Digital Turbine Reports Fiscal Third Quarter Results

February 9, 2017

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of derivatives that are recorded related to the September 2016 convertible notes offering, other income/(expense), and the loss on extinguishment of debt. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin and adjusted EBITDA are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

Digital Turbine Reports Fiscal Third Quarter Results

February 9, 2017

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)
•	actual mobile device sales and sell-through where Ignite is deployed is out of our control
•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners
•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•	risks associated with fluctuations in the number of Ignite slots across US carrier partners
•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales
•	the difficulty of extrapolating monthly demand to quarterly demand
•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)
•	challenges to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA (and Adjusted EBITDA) and free cash flow conversion from the Appia merger
•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements, particularly in regard to the Australian dollar
•	ability as a smaller Company to manage international operations
•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•	changes in economic conditions and market demand
•	rapid and complex changes occurring in the mobile marketplace
•	pricing and other activities by competitors
•	pricing risks associated with potential commoditization of the A&P business as competition increases and new technologies, in particular Real Time Bidding, add pricing pressure
•	developing RTB for A&P to the level required to compete in the increasingly important programmatic bidding area will require additional investment that, given the Company’s limited resources, may not be available in the time or on the terms necessary

Digital Turbine Reports Fiscal Third Quarter Results

February 9, 2017

•	derivative and warrant liabilities on our balance sheet will fluctuate as our stock price moves and will also produce changes in our income statement; these fluctuations and changes might materially impact our reported GAAP financials in an adverse manner, particularly if our stock price were to rise
•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and
•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:

Brian Bartholomew
Digital Turbine
(512) 800-0274
brian.bartholomew@digitalturbine.com

SOURCE Digital Turbine, Inc.

(Financial Tables Follow)

Digital Turbine Reports Fiscal Third Quarter Results

February 9, 2017

Digital Turbine, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$22,285	$24,089	$69,156	$63,509
Cost of revenues
License fees and revenue share	17,039	18,569	54,060	48,889
Other direct cost of revenues	1,878	1,704	5,640	8,453
Total cost of revenues	18,917	20,273	59,700	57,342
Gross profit	3,368	3,816	9,456	6,167
Operating expenses
Product development	3,113	2,738	9,065	7,898
Sales and marketing	1,683	1,676	4,655	4,426
General and administrative	3,982	4,667	13,902	14,403
Total operating expenses	8,778	9,081	27,622	26,727
Loss from operations	(5,410)	(5,265)	(18,166)	(20,560)
Interest and other income / (expense), net
Interest expense, net	(725)	(471)	(2,029)	(1,367)
Foreign exchange transaction loss	(9)	(8)	(13)	(20)
Change in fair value of convertible note embedded derivative liability	2,853	-	2,423	-
Change in fair value of warrant liability	937	-	797	-
Loss on extinguishment of debt	-	-	(293)	-
Loss on disposal of fixed assets	-	(8)	-	(31)
Other income / (expense)	68	(8)	101	20
Total interest and other income / (expense), net	3,124	(495)	986	(1,398)
Loss from operations before income taxes	(2,286)	(5,760)	(17,180)	(21,958)
Income tax provision / (benefit)	300	3	159	246
Net loss	$(2,586)	$(5,763)	$(17,339)	$(22,204)

Other comprehensive income / (loss):
Foreign currency translation adjustment	5	(65)	(48)	(3)
Comprehensive loss:	$(2,581)	$(5,828)	$(17,387)	$(22,207)

Basic and diluted net loss per common share	$(0.04)	$(0.09)	$(0.26)	$(0.37)
Weighted average common shares outstanding, basic and diluted	66,634	65,979	66,416	60,201

Digital Turbine Reports Fiscal Third Quarter Results

February 9, 2017

Digital Turbine, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value and share amounts)

	December 31, 2016	March 31, 2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,705	$11,231
Restricted cash	323	-
Accounts receivable, net of allowances of $594 and $464, respectively	19,266	17,519
Deposits	130	213
Prepaid expenses and other current assets	553	583
Total current assets	25,977	29,546
Property and equipment, net	2,480	1,784
Cost method investment	-	999
Deferred tax assets	288	500
Intangible assets, net	6,850	12,490
Goodwill	76,621	76,621
TOTAL ASSETS	$112,216	$121,940
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$19,809	$15,300
Accrued license fees and revenue share	8,910	9,622
Accrued compensation	1,112	1,353
Short-term debt, net of debt issuance costs and discounts of $0 and $568, respectively	-	10,432
Other current liabilities	1,626	2,147
Total current liabilities	31,457	38,854
Convertible notes, net of debt issuance costs and discounts of $6,540 and $0, respectively	9,460	-
Convertible note embedded derivative liability	1,270	-
Warrant liability	426	-
Other non-current liabilities	1,097	815
Total liabilities	43,710	39,669
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 67,368,462 issued and 66,634,006 outstanding at December 31, 2016; 67,019,703 issued and 66,284,606 outstanding at March 31, 2016	8	8
Additional paid-in capital	299,045	295,423
Treasury stock (754,599 shares at December 31, 2016 and March 31, 2016)	(71)	(71)
Accumulated other comprehensive loss	(250)	(202)
Accumulated deficit	(230,326)	(212,987)
Total stockholders' equity	68,506	82,271
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$112,216	$121,940

Digital Turbine Reports Fiscal Third Quarter Results

February 9, 2017

Digital Turbine, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(in thousands)

	9 Months Ended	9 Months Ended
	December 31, 2016	December 31, 2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(17,339)	$(22,204)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,325	8,606
Loss on disposal of fixed assets	-	31
Change in allowance for doubtful accounts	130	26
Amortization of debt discount	450	355
Amortization of debt issuance costs	519	-
Accrued interest	297	(14)
Stock-based compensation	3,335	3,805
Stock-based compensation for services rendered	276	723
Change in fair value of convertible note embedded derivative liability	(2,423)	-
Change in fair value of warrant liability	(797)	-
Loss on extinguishment of debt	293	-
Stock issued for settlement of liability	-	283
(Increase)/decrease in assets:
Restricted cash transferred to / (from) operating cash	(323)	200
Accounts receivable	(1,877)	(4,595)
Deposits	83	(69)
Deferred tax assets	212	-
Deferred financing costs	-	(174)
Prepaid expenses and other current assets	30	40
Increase/(decrease) in liabilities:
Accounts payable	4,509	5,728
Accrued license fees and revenue share	(712)	3,336
Accrued compensation	(241)	(837)
Other current liabilities	(818)	(700)
Other non-current liabilities	283	-
Net cash used in operating activities	(7,788)	(5,460)

Cash flows from investing activities
Capital expenditures	(1,381)	(1,007)
Proceeds from sale of cost method investment in Sift	999	-
Net cash proceeds from cost method investment in Sift	-	875
Net cash used in investing activities	(382)	(132)

Digital Turbine Reports Fiscal Third Quarter Results

February 9, 2017

Digital Turbine, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(in thousands)

	9 Months Ended	9 Months Ended
	December 31, 2016	December 31, 2015
	(Unaudited)	(Unaudited)
Cash flows from financing activities
Cash received in convertible notes issuance	16,000	-
Repayment of debt obligations	(11,000)	(450)
Payment of debt issuance costs	(2,319)	-
Options exercised	11	51
Stock issued for cash in stock offering, net	-	12,627
Net cash provided in financing activities	2,692	12,228

Effect of exchange rate changes on cash and cash equivalents	(48)	(26)

Net change in cash and cash equivalents	(5,526)	6,610

Cash and cash equivalents, beginning of period	11,231	7,069

Cash and cash equivalents, end of period	$5,705	$13,679

Digital Turbine Reports Fiscal Third Quarter Results

February 9, 2017

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(in thousands)

		3 Months Ended	3 Months Ended
		December 31, 2016	September 30, 2016
		(Unaudited)	(Unaudited)
Revenue		$22,285	$22,832
Gross profit		$3,368	$3,153
Gross	margin percentage	15%	14%
	Add back: Amortization of intangibles	$1,878	$1,882
Non-GAAP gross profit		$5,246	$5,035
Non-GAAP gross margin percentage		24%	22%

GAAP NET LOSS TO ADJUSTED EBITDA

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2016	September 30, 2016
	(Unaudited)	(Unaudited)
Net Loss	$(2,586)	$(7,341)
Add back items:
Stock and stock option compensation	1,135	1,173
Amortization of intangibles	1,878	1,882
Depreciation expense	248	223
Interest expense	725	622
Other income	(68)	(15)
Change in fair value of convertible note embedded derivative liability	(2,853)	430
Change in fair value of warrant liability	(937)	140
Loss on extinguishment of debt	—	293
Foreign exchange transaction loss	9	1
Income tax provision / (benefit)	300	(437)
Adjusted EBITDA	$(2,149)	$(3,029)

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